UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 20, 2022

THERAVANCE BIOPHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-36033	98-1226638
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

PO Box 309

Ugland House, South Church Street

George Town, Grand Cayman, Cayman Islands KY1-1104

(650) 808-6000

(Addresses, including zip code, and telephone number, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary Share $0.00001 Par Value	TBPH	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 20, 2022, Theravance Biopharma, Inc., a Cayman Islands exempted company (“TBPH”), completed the previously disclosed sale of its 2,125 Class B Units and 6,375 Class C Units (collectively, the “Units”) of Theravance Respiratory Company, LLC, a Delaware limited liability Company (“TRC”), held by its wholly owned subsidiaries, Theravance Biopharma US Holdings, Inc., a Delaware corporation (“Theravance Holdings”), and Triple Royalty Sub II LLC, a Delaware limited liability company (“Triple II”), respectively, to Royalty Pharma Investments 2019 ICAV, an Irish collective asset-management vehicle (“Royalty Pharma”), pursuant to the Equity Purchase and Funding Agreement, dated as of July 13, 2022 (the “Purchase Agreement”), by and between TBPH and Royalty Pharma. The Units represent the right to receive 85% of the royalty payments on worldwide net sales of Assigned Collaboration Products (as defined in the Purchase Agreement) pursuant to the terms of that certain Collaboration Agreement, dated as of November 14, 2002, by and between Innoviva, Inc. (formerly known as Theravance, Inc.), a Delaware corporation (“Innoviva”), and Glaxo Group Limited, a private company limited by shares registered under the laws of England and Wales (“GSK”) (as amended, the “Collaboration Agreement”).

At the closing of the sale of the Units and the other transactions contemplated by the Purchase Agreement (the “Closing”), TBPH received approximately $l.1 billion in cash and is entitled to up to $250.0 million in cash payments if certain sales-based milestones of the Assigned Collaboration Products are met. Additionally, TBPH will receive from Royalty Pharma 85% of the royalty payments on the Assigned Collaboration Products payable (a) for sales or other activities occurring on and after January 1, 2031 related to the Assigned Collaboration Products in the U.S., and (b) for sales or other activities occurring on and after July 1, 2029 related to the Assigned Collaboration Products outside of the U.S.

TBPH also received an additional $25.0 million in cash in exchange for certain royalty rights to ampreloxetine, and is entitled to receive an additional $15.0 million upon the first regulatory approval of any pharmaceutical product that contains ampreloxetine as an active pharmaceutical ingredient by either (a) the U.S. Food and Drug Administration or (b) the first of (i) the European Medicines Agency or (ii) all four of Germany, France, Italy and Spain.

Effective as of the Closing, TBPH consented to certain amendments to the Collaboration Agreement and the Extension Agreement, dated as of March 3, 2014, by and between TBPH and GSK, as well as the termination of the Master Agreement, dated as of March 3, 2014, by and between Innoviva, TBPH and GSK, and further released Innoviva, Innoviva TRC Holdings LLC, a Delaware limited liability company, Royalty Pharma and TRC for claims relating to TRC or the ownership of TRC by TBPH or Innoviva prior to the Closing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 20, 2022	THERAVANCE BIOPHARMA, INC.

	By	/s/ Andrew Hindman
Andrew Hindman
Senior Vice President and Chief Financial Officer